EXHIBIT 4.3

INVITROGEN CORPORATION

$325,000,000

Principal Amount

2% Convertible Senior Notes due 2023

Purchase Agreement

July 28, 2003

UBS SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC

2% Convertible Senior Notes due 2023

INVITROGEN CORPORATION

PURCHASE AGREEMENT

July 28, 2003

UBS SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
c/o UBS Securities LLC
             299 Park Avenue
             New York, N.Y. 10171

Dear Sirs:

          Invitrogen Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to UBS SECURITIES LLC (“UBS”) and Credit Suisse First Boston LLC (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”) an aggregate of $325,000,000 in principal amount of its 2% Convertible Senior Notes due 2023 (the “Firm Notes”), subject to the terms and conditions set forth herein. The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $48,750,000 principal amount of its 2% Convertible Senior Notes due 2023 (the “Additional Notes”), if requested by the Initial Purchasers as provided in Section 2 hereof. The Firm Notes and the Additional Notes are herein collectively referred to as the “Notes”. The Notes are to be issued pursuant to the provisions of an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Company, and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Notes, as provided therein, will be convertible at the option of the holders thereof into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Notes and the Common Stock issuable upon conversion thereof are herein collectively referred to as the “Securities”. The Securities and the Indenture are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

     1.     Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Company has prepared a preliminary offering memorandum, dated July 28, 2003 (the “Preliminary Offering Memorandum”) and a final offering memorandum, dated July 28, 2003 (the “Offering Memorandum” and together with the Preliminary Offering Memorandum and all other documents and reports incorporated therein by

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reference, the “Offering Document”), relating to the Notes. The Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act prior to the date hereof are collectively referred to as the “Exchange Act Reports.”

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear a legend substantially as follows:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.”

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     2.     Agreements to Sell and Purchase.

               (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amount of Firm Notes set forth opposite its name as set forth on Schedule A hereto at a purchase price equal to 97.5% of the principal amount thereof (the “Purchase Price”).

               (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Additional Notes and (ii) the Initial Purchasers shall have a right, but not the obligation, to purchase, severally and not jointly, the Additional Notes, from the Company at the Purchase Price. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to time by giving written notice of such election to exercise this option not later than 11 days after the Closing Date. UBS shall give any such notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The purchase date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined) and (ii) two (2) business days after such notice has been given. If any Additional Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Additional Notes which bears the same proportion to the total principal amount of Additional Notes to be purchased from the Company as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A bears to the total principal amount of Firm Notes.

     3.     Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the “Exempt Resales”) of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Act (“QIBs”) (such persons being referred to herein as the “Eligible Purchasers”). The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof (plus accrued interest, if applicable). Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Act (the “Registration Statement”) relating to the resale by certain holders of the Securities and to use its best efforts to cause such Registration Statement to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement. This Agreement, the Indenture, the Notes, and the Registration

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Rights Agreement are hereinafter sometimes referred to collectively as the “Operative Documents.”

     4.     Delivery and Payment.

               (a) Delivery of, and payment of the Purchase Price for, the Firm Notes shall be made at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121-2189 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on August 1, 2003 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Firm Notes are herein called the “Closing Date”.

               (b) Delivery of, and payment for, any Additional Notes to be purchased by the Initial Purchasers shall be made at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121-2189 at 9:00 a.m. New York City time, on the date specified in the exercise notice given by UBS pursuant to Section 2(b) or such other time on the same or such other date as the Initial Purchasers and the Company shall agree in writing. The time and date of delivery and payment for any Additional Notes are hereinafter referred to as an “Option Closing Date.”

               (c) One or more of the Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the “Global Note”), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5.     Agreements of the Company. The Company hereby agrees with the Initial Purchasers as follows:

               (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(d) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of any proposal to amend or supplement the Offering Document and the Company will not effect such amendment or supplementation without UBS’ consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify UBS of such event and promptly will prepare, at its own

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expense, an amendment or supplement which will correct such statement or omission. Neither UBS’ consent to, nor the Initial Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, any documents incorporated by reference therein, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request at any time prior to the completion of the resale of the Notes by the Initial Purchasers. Subject to the Initial Purchasers’ compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, any documents incorporated by reference therein, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

               (c) If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

               (d) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

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               (e) So long as the Notes are outstanding, (i) to mail or make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders’ equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company’s independent public accountants and (ii) to mail or make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

               (f) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available, copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

               (g) So long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information (“Rule 144A Information”) required by Rule 144A(d)(4) under the Act.

               (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the reasonable fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities (other than the fees, disbursements and expenses of counsel to the Initial Purchasers, except as provided in clause (iv) below), (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with

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such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. (“NASD”) Automated Quotation System - PORTAL (“PORTAL”), (vii) the fees and expenses of the Trustee and the Trustee’s counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Registration Statement, as set forth in the Registration Rights Agreement, (xi) all expenses and listing fees in connection with the application for listing the Common Stock on the Nasdaq Stock Market’s National Market (the “Nasdaq National Market”) and (xii) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

               (i) To use its best efforts to effect the inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding.

               (j) To obtain the approval of DTC for “book-entry” transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

               (k) To cause the Common Stock issuable upon conversion of the Notes to be duly included for quotation on the Nasdaq National Market prior to the Closing Date subject to notice of official issuance. The Company will ensure that such Common Stock remain included for quotation on the Nasdaq National Market or any other national securities exchange following the Closing Date for so long as any shares of Common Stock remain registered under the Exchange Act.

               (l) The Company shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, including options, warrants or other rights to purchase shares of Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Initial Purchasers pursuant to this Agreement, for a period of 90 days after the Closing Date without the prior written consent of UBS. Notwithstanding the foregoing, during such period (i) the Company may grant stock and stock options pursuant to the Company’s existing stock option plans or other employee benefit plans and may issue shares of Common Stock upon the exercise of such options and make additional inducement grants of restricted stock to new employees, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (including the Notes), and (iii) the Company may issue shares of Common Stock in connection with acquisitions of companies and businesses. Other than pursuant to the Registration Rights Agreement, the Company also agrees not to file any registration statement with the Commission with respect to any shares of Common Stock, or any registration

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statement relating to any U. S. dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the Closing Date without the prior written consent of UBS. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement in the form of Schedule C-1 hereto or in the form of Schedule C-2 hereto (the form of which for each, individual signatory has been designated and previously agreed to by the Initial Purchasers) executed by each of the directors and officers of the Company listed on Schedule D hereto. The Company agrees that with respect to the transfer of shares of Common Stock pursuant to the agreements in the form of Schedule C-1 or Schedule C-2 by each of the persons listed on Schedule D, the Company shall not consent to the transfer of more than an aggregate of 500,000 shares of Common Stock with respect to all of the persons listed on Schedule D on or prior to 90 days after the date of the Offering Memorandum.

               (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.

               (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

               (o) To comply with all of its agreements set forth in the Registration Rights Agreement.

               (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

               (q) Until the earlier of (i) the second anniversary of the last Option Closing Date and (ii) the first date of effectiveness of the registration statement to be filed pursuant to the Registration Rights Agreement, the Company will not, and will not permit any of its “controlled” “affiliates” (as defined in Rule 405 under the Securities Act) to, resell any of the Notes or the Common Stock underlying the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

     6.     Representations, Warranties and Agreements of the Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

               (a) The Offering Document does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Document (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein as set forth in Section 8(b) hereof. The Initial Purchasers shall not be deemed to have provided any

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other information (and therefore are not responsible for any statements or omissions related to such other information). No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

               (b) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

               (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

               (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries (except to the extent that the Company’s direct or indirect ownership is less than 100% as set forth on Schedule B hereto), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”).

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA” or “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (g) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company,

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enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

               (h) The Notes are convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, will conform to the description thereof contained in the Offering Memorandum and will be duly authorized for listing on the Nasdaq National Market, subject to notice of official issuance; the Company has the authorized and outstanding capital stock as set forth in the Offering Memorandum; and the stockholders of the Company or other holders of the Company’s securities have no pre-emptive or similar rights with respect to the Notes or the Common Stock issuable upon the Notes.

               (i) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

               (j) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Offering Memorandum.

               (k) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound and that is material to the Company and its subsidiaries, taken as a whole, except for such violations or defaults which, singly or in the aggregate, would not have a Material Adverse Effect.

               (l) The execution, delivery and performance of the Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound and that is material to the Company and its subsidiaries, taken as a whole, (iii)

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violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Material Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Material Authorization, except for such conflicts, breaches, violations, terminations, suspensions, revocations, Liens or defaults which, singly or in the aggregate, would not have a Material Adverse Effect.

               (m) Except as disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or could be (in the case of threatened proceedings) a party or to which any of their respective property is or could be (in the case of threatened proceeding) subject, except for such proceedings which, if decided adversely to the Company, would not result, singly or in the aggregate, in a Material Adverse Effect.

               (n) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Memorandum.

               (o) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (“Intellectual Property”) currently employed by them in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (p) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance

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coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

               (q) Except as disclosed in the Offering Document or the Company’s definitive Proxy Statement filed with the Commission on March 17, 2003, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 file with the Commission.

               (r) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since March 31, 2003, neither the Company nor any of its subsidiaries has made any change in its internal controls that would be reportable in any filing under the Exchange Act pursuant to Item 307 of Regulation S-K.

               (s) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

               (t) Except for Item 17 on Schedule F hereto, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

               (u) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, a “Material Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Material Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Material Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies

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having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization held by the Company or its subsidiaries; and such Material Authorizations held by the Company or its subsidiaries contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

               (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Material Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

               (w) The accountants, Ernst & Young LLP, that have certified certain of the financial statements and supporting schedules included in the Offering Document are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Offering Document comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

               (x) The historical financial statements, together with related schedules and notes forming part of or incorporated by reference into the Offering Document (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated or incorporated by reference in the Offering Document at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Offering Document (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               (y) The pro forma financial information included in the Offering Document has been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum.

               (z) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

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               (aa) Except as set forth in the Offering Document or on Schedule G hereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement.

               (bb) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (cc) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, or any securities of the Company.

               (dd) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

               (ee) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

               (ff) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

               (gg) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over

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television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               (hh) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

               (ii) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers’ representations and warranties and agreements set forth in Section 7 hereof.

               (jj) The Company, together with its subsidiaries Invitrogen Limited, Invitrogen K.K., Invitrogen New Zealand Limited, Invitrogen Canada, Inc. and Invitrogen GmbH (the foregoing subsidiaries being collectively referred to as the “Material Subsidiaries”), on a consolidated basis, represent (i) in excess of 80% of the revenues of the Company and all of its subsidiaries on a consolidated basis (the “Consolidated Revenues”) as set forth on the Company’s Consolidated Statement of Operations for the period ended March 31, 2003 contained in the Quarterly Report on Form 10-Q filed by the Company with the Commission on May 12, 2003 (the “First Quarter 10-Q”), and (ii) in excess of 90% of the total assets of the Company and its subsidiaries on a consolidated basis (the “Consolidated Assets”) as set forth on the Company’s Consolidated Balance Sheet as of March 31, 2003 contained in the First Quarter 10-Q. No subsidiary of the Company, other than the Material Subsidiaries, on an individual basis, represents (i) 5% or greater of the Consolidated Revenues as set forth on the Company’s Consolidated Statement of Operations for the period ended March 31, 2003 contained in the First Quarter 10-Q, or (ii) 5% or greater of the Consolidated Assets as set forth on the Company’s Consolidated Balance Sheet as of March 31, 2003 contained in the First Quarter 10-Q.

               (kk) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to the terms hereof shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

               The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7.     Initial Purchasers’ Representations and Warranties. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company:

               (a) Such Initial Purchaser is either a QIB or an IAI, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

               (b) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any

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other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

               (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (A) Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs that agree that (x) the Securities purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Securities, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Securities and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

               (e) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

               Each Initial Purchaser acknowledges that the Company, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

     8.     Indemnification and Contribution.

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               (a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its partners, directors and officers, and any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any amendment or supplement thereto or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through UBS to the Company expressly for use in such Offering Document or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Offering Document or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 6 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein.

               If any action, suit or proceeding (each, a “Proceeding”) is brought against an Initial Purchaser or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Initial Purchaser or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Initial Purchaser or any such person or otherwise. Such Initial Purchaser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Initial Purchaser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any

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time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the afore-said request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

               (b) Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Initial Purchaser through UBS to the Company expressly for use in the Offering Document or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Offering Document or necessary to make such information not misleading, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Document furnished on behalf of each Initial Purchaser: under the caption “Plan of Distribution” paragraphs three, eleven and thirteen; provided, however, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement..

               If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Initial Purchaser in writing of the institution of such Proceeding and such Initial Purchaser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Initial Purchaser shall not relieve such Initial Purchaser from any liability which such Initial Purchaser may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Initial Purchaser in connection with the defense of such Proceeding or such Initial Purchaser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such

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indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Initial Purchaser (in which case such Initial Purchaser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Initial Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), in any of which events such fees and expenses shall be borne by such Initial Purchaser and paid as incurred (it being understood, however, that such Initial Purchaser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Initial Purchaser shall be liable for any settlement of any such Proceeding effected without the written consent of such Initial Purchaser but if settled with the written consent of such Initial Purchaser, such Initial Purchaser agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding or does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

               (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Initial Purchasers, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other

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things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

               (d) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Initial Purchaser and distributed to the public were offered to the public exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

               (e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Initial Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Notes, or in connection with the Offering Document.

     9.     Conditions of Initial Purchaser’s Obligations. The several obligations of the Initial Purchasers to purchase the Firm Notes under this Agreement on the Closing Date and the Additional Notes, if any, on any Option Closing Date are subject to the satisfaction of each of the following conditions.

               (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date, or on each Option Closing Date, if any, with the same force and effect as if made on and as of the Closing Date or on each Option Closing Date, if any.

               (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or

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intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

               (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in UBS’ judgment, is material and adverse and, in UBS’ judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

               (d) You shall have received on the Closing Date a certificate, dated the Closing Date, and on an Option Closing Date, if any, dated such Option Closing Date, signed by Gregory T. Lucier and C. Eric Winzer, in their capacities as President and Chief Executive Officer, and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 6(dd), 9(a) and 9(b) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date or Option Closing Date, as the case may be.

               (e) (A) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date or such Option Closing Date, as the case may be, of Gray Cary Ware & Freidenrich LLP, counsel for the Company, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties;

(ii) the Notes and the Indenture have been duly authorized, executed and delivered by the Company;

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(iii) the Notes are convertible into shares of Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, will conform to the description thereof contained in the Offering Memorandum; the Company has filed with the Nasdaq National Market a “Notification Form: Listing of Additional Shares” (the “Notification”) with respect to the Common Stock initially issuable upon conversion of the Notes; the Company has been advised by the staff of Nasdaq that the Notification was deemed complete and that no additional information is required by Nasdaq with respect to listing the Common Stock initially issuable upon conversion of the Notes on the Nasdaq National Market and has not received any notification to the contrary from Nasdaq; the Company has the authorized capital stock as set forth in the Offering Memorandum; and the stockholders of the Company have no pre-emptive or, to the knowledge of such counsel, similar rights with respect to the Notes or the Common Stock issuable upon the conversion of the Notes;

(iv) this Agreement has been duly authorized, executed and delivered by the Company;

(v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(vi) the statements under the captions “Description of Notes,” “Description of Capital Stock” and “Certain United States Federal Income Tax Considerations” in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present in all material respects such legal matters and documents;

(vii) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not: (i) require any consent, approval, Material Authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or for filings required by the Registration Rights Agreement), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the agreements set forth on Schedule E hereto (the “Material Contracts”), (iii) violate or conflict with any applicable law or any rule or regulation, or, to such counsel’s knowledge, any existing judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or its property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any of the Material Contracts, or (v) to such counsel’s knowledge, result in the termination, suspension or revocation of any Material Authorization of the Company;

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(viii) except as set forth on Schedule F hereto or in the Offering Memorandum, such counsel does not know of any legal or governmental proceedings pending to which the Company is a party or to which its property is subject, or threatened with respect to the Company or its property;

(ix) the Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(x) except as set forth on Schedule G hereto or in the Offering Memorandum, to such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement;

(xi) to such counsel’s knowledge, except as set forth on Schedule F hereto or in the Offering Memorandum, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the Company’s patent rights, licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names which has not been resolved;

(xii) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA; and

(xiii) no registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that: (i) each Initial Purchaser is a QIB, (ii) the accuracy of, and compliance with, the Initial Purchasers’ representations and agreements contained in Section 7 of this Agreement, and (iii) the accuracy of the representations of the Company set forth in Section 6(gg) of this Agreement.

               Such opinion shall also include a statement that such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date or the Option Closing Date, as the case may be, the Offering Memorandum and all documents incorporated therein by reference, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein or incorporated therein by reference, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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               The opinion of Gray Cary Ware & Freidenrich LLP described in Section 9(e)(A) above shall be rendered to you at the request of the Company and shall so state therein. In giving such statement, Gray Cary Ware & Freidenrich LLP may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (B) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date or such Option Closing Date, as the case may be, of John A. Cottingham, General Counsel for the Company, or of foreign counsel to the Company with respect to certain foreign subsidiaries, to the effect that:

(i) each of the Material Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties.

(ii) each of the Company and its Material Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Material Subsidiaries, taken as a whole;

(iii) all of the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, to such counsel’s knowledge, other than as set forth on Schedule B hereto, are owned of record by the Company, free and clear of any Lien;

(iv) to such counsel’s knowledge, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

(v) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, Material Authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or for filings required by the Registration Rights Agreement), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Company’s subsidiaries or any indenture, loan agreement,

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mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound and that is material to the Company and its subsidiaries, taken as a whole, (iii) violate or conflict with any applicable law or any rule or regulation, or, to such counsel’s knowledge, any existing judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Material Subsidiaries or their respective properties, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries or their respective property is bound, or (v) to such counsel’s knowledge, result in the termination, suspension or revocation of any Material Authorization of the Company or any of its subsidiaries;

(vi) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be (with respect to threatened proceedings) a party or to which any of their respective property is or could be (with respect to threatened proceedings) subject, which is likely to result, singly or in the aggregate, in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

(vii) except as set forth on Schedule G hereto or in the Offering Memorandum, to such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement; and

(viii) to such counsel’s knowledge, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Company’s patent rights, licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names which has not been resolved and which, singly or in the aggregate, is likely to result in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

               Such opinion shall also include a statement that such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date or the Option Closing Date, as the case may be, the Offering Memorandum and all documents incorporated therein by reference, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein or incorporated therein by reference, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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          The opinion of John A. Cottingham and of the foreign counsel to the Company described in Section 9(e)(B) above shall be rendered to you at the request of the Company and shall so state therein.

          (C) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date or such Option Closing Date, as the case may be, of Fulbright & Jaworski L.L.P., special New York counsel for the Company, to the effect that:

(i) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (y) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (f) The Initial Purchasers shall have received on the Closing Date and on each Option Closing Date, an opinion, dated the Closing Date, of Latham & Watkins LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

               (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date and each Option Closing Date, letters dated the date hereof or the Closing Date or an Option Closing Date, as the case may be, in the form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum.

               (h) The Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

               (i) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

               (j) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

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               (k) The Company shall not have failed at or prior to the Closing Date or any Option Closing Date, as the case may be, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date or Option Closing Date, as the case may be.

               (l) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date, and on an Option Closing Date, if any, dated such Option Closing Date, signed by C. Eric Winzer, in his capacity Executive Vice President and Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit B.

     10.     Effectiveness of Agreement and Termination. This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of UBS, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of UBS, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of UBS, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

     If on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule A bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as

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the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of the Notes without the written consent of such Initial Purchaser. If on the Closing Date, or an Option Closing Date, as the case may be, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, or such Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

     11.     Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company to Invitrogen Corporation, 1600 Faraday Avenue, Carlsbad, California, 92008, attention: Chief Financial Officer and General Counsel, and (ii) if to the Initial Purchasers, UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers; the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of the Agreement.

     If for any reason the Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(h) hereof. The Company also agrees to reimburse the Initial Purchasers and its officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

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     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers’ directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     Each of UBS (on behalf of the Initial Purchasers) and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

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     Please confirm that the foregoing correctly sets forth the agreement among the Company, and the Initial Purchasers.

Very truly yours,

INVITROGEN CORPORATION

By:

Name: Gregory T. Lucier
Title: President and Chief Executive Officer

UBS SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
By: UBS SECURITIES LLC

By:

Name: Daniel H. Klausner
Title: Executive Director

By:

Name: Richard Ng-Yow
Title: Managing Director

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